SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 6/30/2007
FILE NUMBER 811-09913
SERIES NO.:

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 9,120
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                          $ 1
       Class C                                                          $ 1


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                    $000.3783
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                    $000.2350
       Class C                                                    $000.2351
       Institutional Class                                        $000.2960


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       15,755
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                            5
       Class C                                                            3
       Institutional Class                                                1


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 16.74
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 16.71
       Class C                                                      $ 16.72
       Institutional Class                                          $ 16.72